EXHIBIT 10.3


                             SNYDER OIL CORPORATION
                           DEFERRED COMPENSATION PLAN
                              FOR SELECT EMPLOYEES
         AS ADOPTED FEBRUARY 23, 1994, AS AMENDED THROUGH APRIL 2, 1997

ARTICLE 1 -- INTRODUCTION

1.1     PURPOSE OF THE PLAN

The Employer has adopted the Plan set forth herein to provide a means by which certain employees may elect to defer receipt of designated percentages or amounts of their Compensation and to provide a means for certain other deferrals of compensation.

1.2     STATUS OF PLAN

The Plan is intended to be a "plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

ARTICLE 2 -- DEFINITIONS

Whenever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1 ACCOUNT means, for each Participant, the account established for his or her benefit under Section 5.1.

2.2 CHANGE OF CONTROL means (a) the purchase or other acquisition in one or more transactions other than from the Employer, by any individual, entity or group of persons within the meaning of Section 13(d)(3) or 14(d) of the Securities
Exchange Act of 1934 or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d- 3 of the Securities Exchange Act) of 50 percent or more of either that outstanding shares of common stock or the combined voting power of Employer's then outstanding voting securities entitled to vote generally or (b) in connection or as a result of any tender offer, exchange offer, merger or other business combination or proxy contest the directors prior to such event no longer constitute a majority of the directors of Employer, or (c) the approval by stockholders of the Employer of a reorganization, merger, consolidation or other business combination, in each case, with respect to which persons who were stockholders of the Employer immediately prior to such event do not immediately thereafter own more than 50% of the combined voting power of the reorganized, merged, consolidated or combined Employer's then outstanding securities that are entitled to vote generally in the election of directors or (d) the liquidiation or dissolution of Employer or sale of all or substantially all of the Employer's assets.

2.3 CODE means the Internal Revenue Code of 1986, as amended, from time to time. Reference to any section or subsection of the Code included reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.4 COMPENSATION means the regular or base salary and cash bonuses payable by the Employer or an Affiliate to an individual. For purposes of the Plan, Compensation will be determined before giving effect to Elective Deferrals and other salary reduction amounts which are not included in the Participant's gross income under Sections 125, 401(k), 402(h) or 403(b) of the Code.

For purposes of the Plan, bonuses shall be deemed to have been earned during the Plan Year in which the Employer accrues such bonuses for federal income tax reporting purposes. Under the Employer's present method of federal income tax reporting, regular bonuses paid in March of a given year are accrued ratably during the prior year. Regular salary and special bonuses, as designated by the Board of Directors or the Compensation Committee of the Board of Directors of

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Employer,  are included in Compensation at the time paid to the employee.  Thus, for example, Compensation for the Plan Year ending December 31, 1995 includes regular salary paid during 1995 and any regular bonus paid during March 1996. As a result an Elective Deferral to defer, say, 10% of a Participant's 1995 Compensation will result in the deferral hereunder of 10% of the Participant's 1995 salary and 10% of any regular bonus paid to the Participant in March 1996 (any regular bonus payable in March 1995 would not be affected to an election to defer a portion of 1995 Compensation, since such bonus would be included in 1994 Compensation).

2.5 DISABILITY means a Participant's total and permanent mental or physical disability resulting in termination of employment as evidenced by presentation of medical evidence satisfactory to the Administrator.

2.6     EFFECTIVE DATE means June 1, 1994.

2.7 ELECTION FORM means the participation election form as approved and prescribed by the Plan Administrator.

2.8 ELECTIVE DEFERRAL means the portion of Compensation during a Plan Year which is deferred by a Participant under Section 4.1.

2.9 ELIGIBLE EMPLOYEE means, on the Effective Date or on any Entry Date thereafter, those employees of the Employer selected by the Compensation Committee of the Board of Directors of Employer or by such persons as the Compensation Committee may authorize to select employees entitled to participate in the Plan.

2.10 ENTRY DATE means, for each Participant, the date deferrals commence in accordance with Section 4.1.

2.11 EMPLOYER means Snyder Oil Corporation, any successor to all or a major portion of its assets or business which assumes the obligations of Employer, and each other entity that is affiliated with the Employer that adopts the Plan with the consent of the Employer, provided that Snyder Oil Corporation shall have the sole power to amend this Plan and shall be the Plan Administrator if no other person or entity is so serving at any time.

2.12 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.13 INCENTIVE CONTRIBUTION means a discretionary additional contribution made by Employer as described in Section 4.3.

2.14 INSOLVENT means either (1) the Employer is unable to pay its debts as they become due or (2) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

2.15 MATCHING DEFERRAL means a deferral for the benefit of a Participant as described in Section 4.2.

2.16 MATCHING DEFERRAL LIMITATION means, with respect to Elective Deferrals of Compensation for any Plan Year made by any Participant, $75,000 multiplied by the Matching Deferral Rate applicable to that Participant for such Plan Year. The Compensation Committee may change the Matching Deferral Limitation for any Participant or all Participants at any time, provided that the Matching Deferral Limitation applicable to Elective Deferrals of Compensation for any Plan Year made by any Participant may not be reduced unless the Plan Administrator has given written notice of such reduction to the Participant not less than 10 days prior to the commencement of such Plan Year.

2.17 MATCHING DEFERRAL RATE means, with respect to Elective Deferrals of Compensation for any Plan Year made by any Participant, 33-1/3%. The Compensation Committee may change the Matching Deferral Rate for any Participant or all Participants at any time, provided that the Matching Deferral Rate applicable to Elective Deferrals of Compensation for any Plan Year made by any Participant may not be reduced unless the Plan Administrator has given written notice of such reduction to the Participant not less than 10 days prior to the commencement of such Plan Year.

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2.18 PARTICIPANT means any individual who participates in the Plan in accordance with Article 3.

2.19 PLAN means the Snyder Oil Corporation Deferred Compensation Plan for Select Employees as amended from time to time.

2.20 PLAN ADMINISTRATOR means the person, persons or entity designated by the Employer to administer the Plan and to serve as agent for the Employer with respect to the Trust. If no such person or entity is serving as Plan Administrator at any time, the Employer shall be Plan Administrator.

2.21 PLAN YEAR means, in the case of the first Plan Year, the period from the Effective Date through December 31, 1994 and, for each Plan Year thereafter, the 12-month period ending December 31.

2.22 RETIREMENT AGE means the age of 55 or such other age as shall be determined as the normal retirement age for purposes of the Employer's welfare and retirement plans as determined by the Employer's Board of Directors or the Compensation Committee thereof. No determination to increase the Retirement Age shall be effective with respect to amounts credited to the Account of a Participant with respect to Plan Years commencing prior to the time of such determination.

2.23 TRUST means the rabbi trust or trusts established by the Employer that identifies the Plan as a plan with respect to which assets are to be held by the Trustee.

2.24 TRUSTEE means the trustee or trustees under the Trust.

ARTICLE 3 -- PARTICIPATION

3.1     COMMENCEMENT OF PARTICIPATION

Any Eligible Employee who elects to defer part of his or her Compensation in accordance with Section 4.1 shall become a participant in the Plan as of the date such deferrals commence in accordance with Section 4.1. Any individual who is not already a Participant and whose account is credited with an Incentive Contribution shall become a Participant as of the date such amount is credited.

3.2     CONTINUED PARTICIPATION

A Participant in the Plan shall continue to be a Participant so long as any amount remains credited to his or her Account.

3.3     CERTAIN TERMINATED PARTICIPANTS.

At the sole and continuing discretion of the Compensation Committee, an employee of Employer who is an Eligible Employee at the time such employee's employment by Employer is terminated and who, as a result of such termination, becomes entitled to receive severance payments shall continue as a Participant and shall be permitted to defer all or a portion of such severance payments as Elective Deferrals by completing an Election Form and filing it with the Plan Administrator prior to the time Employer finally determines that the employee will receive the severance payments. Section 4.2 (relating to "Matching Deferrals") will not apply to Elective Deferrals under this Section. In lieu of an Election Form, the election by the employee may be reflected in the severance or similar agreement providing for such severance payments. For purposes of this Section, "severance payments" shall mean cash payments which, in accordance with federal tax regulations, would, but for any election hereunder, be reported by Employer as compensation income and which are subject to withholding for federal income tax purposes.

ARTICLE 4 -- DEFERRALS AND INCENTIVE CONTRIBUTIONS

4.1     ELECTIVE DEFERRALS.


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Any Eligible Employee may elect to defer a percentage or dollar amount of one or more payments of Compensation for the next succeeding Plan Year, on such terms as the Plan Administrator may permit, by completing an Election Form and filing it with the Plan Administrator prior to the first day of such succeeding Plan Year (or any such earlier date as the Plan Administrator may prescribe), provided that (1) an individual who is an Eligible Employee on the Effective Date may, by completing an Election Form and filing it with the Plan Administrator within 30 days following the Effective Date, elect to defer a percentage or dollar amount of one or more payments of Compensation for the 1994 Plan Year, on such terms as the Plan Administrator may permit, which are payable to the Participant after the date on which the Eligible Employee files the Election Form and (2) an Eligible Employee who is a new employee of Employer may, by completing an Election Form and filing it with the Plan Administrator within 30 days of the date such employment commences, elect to defer a percentage or dollar amount of one or more payments of Compensation for the Plan Year in which such employment commences, on such terms as the Plan Administrator may permit, which are payable to the Participant after the date on which the Eligible Employee files the Election Form.


An election to defer a percentage or dollar amount of Compensation for any Plan Year shall apply only to that Plan Year, unless the Participant elects otherwise on the Election Form.

In addition, a Participant may elect to defer all or part of the amount of any elective deferral contributions that were made on his or her behalf to the Employer's 401(k) plan for the prior Plan Year but which were treated as an excess deferral, an excess contribution or otherwise limited by the application of the limitations of Sections 401(k), 401(m), 415 or 402(q) of the Code, so long as the Participant so indicates on an Election Form.

A Participant's Compensation shall be reduced in accordance with the Participant's election hereunder and amounts deferred hereunder shall be paid by the Employer to the Trust as soon as administratively feasible and credited to the Participant's Accounts as of the date the amounts are received by the Trustee.

4.2     MATCHING DEFERRALS

After each payroll period, the Employer shall contribute to the Trust Matching Deferrals equal to the Matching Deferral Rate multiplied by the amount of the Elective Deferrals credited to the Participants' Accounts for such period under
Section 4.1. Each Matching Deferral will be credited as of the date it is received by the Trustee pro rata in accordance with the amount of Elective Deferrals of each Participant which are taken into account in calculating the Matching Deferral. The amount of Matching Contributions credited to the Account of any Participant with respect to Elective Deferrals of Compensation for any Plan Year may not exceed the Matching Deferral Limitation applicable to that Participant for such Plan Year.

Notwithstanding the foregoing or anything in Section 7.1, if the amount of "Employee Deferral Contributions" (as defined in the Employer's 401(k) Plan) made by a Participant during a Plan Year is less than the maximum amount of Employee Elective Deferrals the Participant is permitted to make to the Employer's 401(k) Plan (after taking into account the employer's contribution allocated to the Participant's account and any limitations imposed by the 401(k) Plan or the Code), all Matching Deferrals, and any income and gain thereon, credited to the Account of the Participant with respect to Elective Deferrals of Compensation for such Plan Year shall be forfeited and applied as provided in
Section 7.7, unless the Plan Administrator, in its sole discretion determines that the failure to contribute such maximum amount to the Employer's 401(k) Plan is the result of an administrative error by the Employer or other reasons beyond the Control of the Participant.

4.3     INCENTIVE CONTRIBUTIONS

In addition to other contributions provided for under the Plan, the Employer may, in its sole discretion, select one or more Eligible Employees to receive an Incentive Contribution to his or her account on such terms as the Employer shall specify at the time it makes the contribution. For example, the Employer may contribute an amount to the Participant's Account and condition the payment of such amount and accrued earnings thereon upon the Participant's remaining employed by the Employer for an additional specified period of time. The terms specified by the Employer shall supersede any other

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provision of this Plan as regards  Incentive  Contributions  and  earnings  with respect thereto, provided that if the Employer does not specify (a) the terms on which such Incentive Contribution will vest, the Incentive Contribution and earnings thereon will vest in the same manner as Matching Deferrals or (b) a method of distribution, the Incentive Contribution and earnings thereon will be distributed in a manner consistent with the election last made by the Participant prior to the Plan Year in which the Incentive Contribution is made. The Employer, in its discretion, may permit the Participant to designate a distribution schedule for a particular Incentive Contribution provided the designation is made before the Employer finally determines that the Participant will receive the Incentive Contribution.

ARTICLE 5 -- ACCOUNTS

5.1     ACCOUNTS

The Plan Administrator shall establish an Account for each Participant reflecting Elective Deferrals, Matching Deferrals and Incentive Contributions made for the Participant's benefit together with any adjustments for income, gain or loss and any payments from the Account. The Plan Administrator shall establish sub-accounts for each Participant that has more than one election in effect under Section 7.1 and such other sub-accounts as are necessary for the proper administration of the Plan. As of the last business day of each calendar quarter, the Plan Administrator shall provide the Participant with a statement of his or her Account reflecting the income, gains and losses (realized and unrealized), amounts of deferrals and distributions of such Account since the prior statement.

5.2     INVESTMENTS

        a. Each Participant shall designate, in accordance with the procedures established from time to time by the Plan Administrator, the manner in which the amounts allocated to his or her Account shall be deemed to be invested from among the Funds (as such term is hereinafter defined) made available from time to time for such purpose by the Plan Administrator. Such Participant may designate one of such Funds for the deemed investment of all the amounts allocated to his or her account or such Participant may split the deemed investment of the amounts allocated to his or her Account between such Funds in such increments as the Plan administrator may prescribe. If a Participant fails to make a proper designation, then his or her Account shall be deemed to be invested in the Fund or Funds designated by the Plan Administrator from time to time in a uniform and nondiscriminatory manner. For purposes of the Section 5.2 and Section 7.9 the term "Funds" shall mean the investment funds designated from time to time by the Plan Administrator for the deemed investment of Accounts pursuant to this Section 5.2

        b. A Participant may change his or her deemed investment designation for future amounts to be allocated to such Participant's Account. Any such change shall be made in accordance with the procedures established by the Plan Administrator, and the frequency of such changes may be limited by the Plan Administrator.

        c. A Participant may elect to convert his or her deemed investment designation with respect to the amounts already allocated to such Participant's Account. Any such conversion shall be made in accordance with the procedures established by the Plan Administrator, and the frequency of such conversions may be limited by the Plan Administrator.

        d. The preceding provisions of the Section 5.2 notwithstanding, the Plan Administrator may, in its sole discretion, permit a Participant to designate that all or a portion of his or her Account (with such portion to be determined by the Plan Administrator) shall be deemed to be invested in assets other than the Funds; provided, however, that no portion of Trust assets may be invested in securities issued by the Employer. If a portion of a Participant's Account is deemed to be invested in an asset other than the Funds (a "Deemed Asset"), than such Participant may at any time request, in accordance with the procedures prescribed by the Plan Administrator, that such deemed investment in such Deemed Asset be converted into a deemed investment in one or more of the Funds; provided, however, that if the Deemed Asset is an asset actually held by the Trust at the time such conversion request is made, then such conversion shall be permitted only at the times and to the extent that such Deemed Asset may be sold or otherwise disposed of by the Trust in compliance with all applicable laws. The Accounts that are deemed to be invested in a Deemed Asset shall be reduced by the aggregate amount of the costs and expenses incurred by the Plan, the Employer, the Plan

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Administrator,  the Trust,  and/or the  Trustee in  connection  with such Deemed
Asset, including, without limitation, the costs and expenses associated with the acquisition, maintenance, and sale or exchange of such Deemed Asset.

        e. All deemed investments under the Plan shall be valued at the times and in the manner determined by the Plan Administrator in its sole discretion. The Plan Administrator may at any time and for any reason, without any liability to any Participant, determine in its sole discretion that a particular Fund (or asset under paragraph d. above) shall no longer be available for the deemed investment of an Account under the Plan. In such case, the deemed investment in such Fund (or asset) shall be deemed to have been liquidated on the date selected by the Plan Administrator in its sole discretion. None of the Plan, the Employer, the Plan Administrator, the Trust, or the Trustee shall be responsible or liable for any loss resulting form (1) a Participant's exercise of any control or discretion over the deemed investment or his or her Account and/or
(2) any actions taken by the Plan Administrator pursuant to this Section 5.2. Actions by the Plan Administrator pursuant to this Section 5.2 may vary among Participants.


ARTICLE 6 -- VESTING

6.1     GENERAL

A Participant will be immediately vested in, i.e., shall have a nonforfeitable right to, all Elective Deferrals, and to all income and gain attributable thereto, credited to his or her Account. Subject to earlier vesting in accordance with this Article 6, a Participant shall become vested in the portion of his or her Account attributable to Matching Deferrals made with respect to Elective Deferrals of Compensation for a given Plan Year as follows:

(a) 33-1/3% at the end of the Plan Year with respect to which the Matching Deferrals are made;

(b) 33-1/3% at the end of the first Plan Year following the Plan Year with respect to which the Matching Deferrals are made; and

(c) 33-1/3% at the end of the second Plan Year following the Plan Year with respect to which the Matching Deferrals are made,

or in such other manner as the Compensation Committee shall provide prospectively with respect to any Plan Year. Any portion of a Participant's Account that have not vested on the date that a Participant's employment with Employer terminates shall, except as provided in this Article 6, shall be forfeited and applied as provided in Section 7.7.

6.2     CHANGE OF CONTROL

A Participant shall become fully vested in his or her Account immediately prior to a Change of Control of the Employer.

6.3     DEATH, RETIREMENT OR DISABILITY

A Participant shall become fully vested in his or her Account immediately prior to termination of the Participant's employment by reason of Participant's death, retirement at or after the attainment of the Retirement Age or Disability. Whether a Participant's termination of employment is by reason of Participant's Disability or retirement shall be determined by the Plan Administrator in its sole discretion.

6.4     DISCRETIONARY VESTING

The Employer may, in its sole discretion, accelerate the vesting of all or any portion of the Accounts of any Participant or all Participants.




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6.5     INSOLVENCY

A Participant shall become fully vested in his or her Account immediately prior to the Employer's becoming Insolvent, in which case the Participant will have the same rights as a general creditor of the Employer with respect to his or her Account Balance.

ARTICLE 7 - PAYMENTS

7.1     ELECTION AS TO TIME AND FORM OF PAYMENT

A Participant shall elect (on the Election Form used to elect to defer Compensation under Section 4.1) the date at which the Elective Deferrals and vested Matching Deferrals (including any earnings attributable thereto) will commence to be paid to the Participant. The Participant shall also elect thereon for payments to be paid in either:

a:      a single lump-sum payment; or

b. annual or monthly installments over a period elected by the Participant up to 10 years, the amount of each installment to equal the balance of his or her Account immediately prior to the installment divided by the number of installments remaining to be paid.

Each such election will be effective for the Plan Year for which it is made and succeeding Plan Years, unless changed by the Participant. Any change will be effective only for Elective Deferrals and Matching Deferrals made for the first Plan Year beginning after the date on which the Election Form containing the change is filed with the Plan Administrator. Except as provided in Sections 7.2, 7.3, 7.4, or 7.5, payment of a Participant's Account shall be made in accordance with the Participant's elections under this Section 7.1.

7.2     CHANGE OF CONTROL

A Participant may elect on the Election Form that, in the event of a Change of Control, the Participant's entire Account balance (including any amount vested pursuant to Section 6.2) will either (a) be paid to the Participant in a single lump sum as soon as possible following any Change of Control of the Employer or
(b) be paid to the Participant in a single lump sum as soon as possible following a Change of Control of the Employer unless, prior to the Change of Control, a majority of the members of the Board of Directors of the Employer who are not Participants in the Plan determines that the Change of Control would not reasonably be expected to increase materially the economic risk of Participants who remain in the Plan or (c) be paid in accordance with the other provisions of the Plan without regard to any Change of Control. Unless the Participant shall have elected otherwise on the Election Form, as soon as possible following a Change of Control of the Employer, each Participant shall be paid his or her entire Account balance (including any amount vested pursuant to Section 6.2) in a single lump sum.

7.3     TERMINATION OF EMPLOYMENT


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Unless the Plan  Administrator,  in its sole discretion,  determines  otherwise, upon termination of a Participant's employment for any reason other than death, Disability and retirement after attainment of the Retirement Age, the vested portion of the Participant's Account shall be paid to the Participant in a single lump sum as soon as practicable following the date of such termination. If the Plan Administrator does determine not to make a lump sum payment to a Participant under this Section, the Plan Administrator may, in its sole discretion, determine to pay the vested portion of such Participant's Account in a single lump sum at any time thereafter.

7.4     DISABILITY

If the Participant's employment terminates by the reason of the Participant's Disability, the amounts credited to a Participant's Account with respect to any Plan Year shall be paid out in accordance with the election made in accordance with Section 7.1 unless the Plan Administrator, in its sole discretion, determines to pay such amounts in one lump sum or the Participant shall have elected in such Election Form to receive payment of the remaining balance of such amounts in one lump sum if his or her employment terminates by reason of Disability.

7.5     DEATH

If a Participant dies prior to the complete distribution of his or her Account, the balance of the Account shall be paid as soon as practicable to the Participant's designated beneficiary or beneficiaries, in the form elected by the Participant under either of the following options:

        a.     a single lump-sum payment; or

        b. annual or monthly installments over a period elected by the Participant up to 10 years, the amount of each installment to equal the balance of the Account immediately prior to the installment divided by the number of installments remaining to be paid.

Any designation of beneficiary and form of payment to such beneficiary shall be made by the Participant on an Election Form filed with the Plan Administrator and may be changed by the Participant at any time by filing another Election Form containing the revised instructions. If no beneficiary is designated or no designated beneficiary survives the Participant, payment shall be made to the Participant's surviving spouse or, if none, to his or her issue per stirpes, in a single payment. If no spouse or issue survives the Participant, payment shall be made in a single lump sum to the Participant's estate.

7.6     UNFORESEEN EMERGENCY

If a Participant suffers an unforeseen emergency, as defined herein, the Plan Administrator, in its sole discretion, may pay to the Participant only that portion, if any, of the vested portion of his or her Account which the Plan Administrator determines is necessary to satisfy the emergency need, including any amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the distribution. A Participant requesting an emergency payment shall apply for the payment in writing in a form approved by the Plan Administrator and shall provide such additional information as the Plan Administrator may require. For purposes of this paragraph, "unforeseen emergency" means an immediate and heavy financial need resulting from either of the following:

a. expenses which are not covered by insurance and which the Participant or his or her spouse or dependent has incurred as a result of, or is required to incur in order to receive, medical care; or

b. any circumstance that is determined by the Plan Administrator in its sole discretion to constitute an unforeseen emergency which is not covered by insurance and which cannot reasonably be relieved by the liquidation of the Participant's assets.

7.7     FORFEITURE OF NON-VESTED AMOUNTS


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To the extent  that any  amounts  credited  to a  Participant's  Account are not vested at the time such amounts are otherwise payable under Sections 7.1 or 7.3, such amounts shall be forfeited and shall, at the option of the Employer, either be paid to the Employer or used to satisfy the Employer's obligation to make contributions to the Trust under the Plan.

7.8     TAXES

All federal, state or local taxes that the Plan Administrator determines are required to be withheld from any payments made pursuant to this Article 7 shall be withheld.

7.9     FORM OF DISTRIBUTIONS

        The Plan Administrator shall determine in its sole discretion the extent to which any distribution under the Plan (whether payable in a single lump sum or installments) shall be paid in cash, in kind, or both in cash and in kind. Without limiting the scope of the Plan Administrator's discretion pursuant to the preceding sentence, the Plan Administrator may in its sole discretion direct that all or any portion of a Participant's Account be distributed in kind to such Participant or such Participant's designated beneficiaries based upon the Funds and/or assets in which such Account is deemed to be invested pursuant to
        Section 5.2 immediately prior to the date of such distribution. No participant or beneficiary of a Participant shall have the right to demand a distribution in cash, in kind, or any combination thereof.


ARTICLE 8 - PLAN ADMINISTRATOR

8.1     PLAN ADMINISTRATION AND INTERPRETATION

The Plan Administrator shall oversee the administration of the Plan. The Plan Administrator shall have complete control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Plan Administrator shall have complete discretion to interpret the Plan to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously. Any individual(s) serving as Plan Administrator who is a Participant will not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a beneficiary, the Employer or the Trustee. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements or ERISA.

8.2     POWERS, DUTIES, PROCEDURES, ETC.

The Plan Administrator shall have such powers and duties, may adopt such rules and tables, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursements and compensation, and shall follow such claims and appeal procedures with respect to the Plan as it may establish.

8.3     INFORMATION

To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of Participants, their employment, retirement, death, termination or employment, and such other pertinent facts as the Plan Administrator may require.

8.4     INDEMNIFICATION OF PLAN ADMINISTRATOR


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The Employer  agrees to indemnify and to defend to the fullest extent  permitted by law any officer(s) or employee(s) who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

ARTICLE 9 - AMENDMENT AND TERMINATION

9.1     AMENDMENTS

The Employer, upon action of its Board of Directors or an authorized committee thereof, shall have the right to amend the Plan from time to time, subject to
Section 9.3, by an instrument in writing which has been executed on the Employer's behalf by its duly authorized officer.

9.2     TERMINATION OF PLAN

This Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Eligible Employee (or any other employee) or a consideration for, or an inducement or condition of employment for, the performance of the services by any Eligible Employee (or other employee). The Employer reserves the right to terminate the Plan at any time, subject to Section 9.3, by an instrument in writing which has been executed on the Employer's behalf by its duly authorized officer. Upon termination, the Employer may (a) elect to continue to maintain the Trust to pay benefits hereunder as they become due as if the Plan had not terminated or (b) direct the Trustee to pay promptly to Participants (or their beneficiaries) the vested balance of their Accounts. For purposes of the preceding sentence, in the event the Employer chooses to implement clause (b), the Account balances of all Participants who are in the employ of the Employer at the time the Trustee is directed to pay such balances shall become fully vested and nonforfeitable. After Participants and their beneficiaries are paid all Plan benefits to which they are entitled, all remaining assets of the Trust attributable to Participants who terminated employment with the Employer prior to termination of the Plan who were not fully vested in their Accounts under
Article 6 at that time, shall be returned to the Employer.

9.3     EXISTING RIGHTS

No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Account prior to the date of such amendment or termination.

ARTICLE 10 - MISCELLANEOUS

10.1     NO FUNDING

The Plan constitutes a mere promise by the Employer to make payments in accordance with the terms of the Plan and Participants and beneficiaries shall have the status of general unsecured creditors of the Employer. Nothing in the Plan will be construed to give any employee or any other person rights to any specific assets of the Employer or of any other person. In all events, it is the intent of the Employer that the Plan be treated as unfunded for tax purposes and for purposes of Title 1 of ERISA.

10.2     NON-ASSIGNABILITY

None of the benefits, payments, proceeds or claims of any Participant or beneficiary shall be subject to any claim of any creditor of any Participant or beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or beneficiary, nor shall any Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise, under the Plan.


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


10.3     LIMITATION OF PARTICIPANTS' RIGHTS

Nothing contained in the Plan shall confer upon any person a right to be employed or to continue in the employ of the Employer, or interfere in any way with the right of the Employer to terminate the employment of an Participant in the Plan any time, with or without cause.

10.4     PARTICIPANTS BOUND

Any action with respect to the Plan taken by the Plan Administrator or the Employer or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Employer or the Trustee shall be conclusive upon all Participants and beneficiaries entitled to benefits under the Plan.

10.5     RECEIPT AND RELEASE

Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Employer, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator amy require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or beneficiary is determined by the Plan Administrator to be incompetent by reason or physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Employer or the Trustee to follow the application of such funds.



10.6    PLAN DOES NOT AFFECT EMPLOYMENT RIGHTS

The Plan does not provide any employment rights to any Eligible Employee or Participant. The Employer expressly reserves the right to discharge an Employee at any time, with or without cause and with or without prior notice, without regard to the effect such discharge would have on the Employee's interest in the Plan.

10.7     GOVERNING LAW

The Plan shall be construed, administered, and governed in all respects under and by the laws of the state of Texas. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10.8     HEADINGS AND SUBHEADINGS

Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.


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